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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-84285 of Power-One, Inc. on Form S-3 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 1998 and to the reference to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Los Angeles, California
September 13, 1999